CARRIER SERVICE AGREEMENT

This Carrier Service Agreement is entered into on April 3, 2001, between Fusion Telecommunications International, Inc., a Delaware corporation ("Provider"), having its principal place of business at 420 Lexington Avenue, Suite 518, New York, NY 10170 and Telco Group Inc. ("Purchaser"), a Delaware corporation, having its principal office at 30-50 Whitestone Expressway, 1st floor, Flushing, New York 11354.

                                    RECITALS:

  A. Provider provides telecommunications services between its location and the outbound termination points identified on Exhibit A attached hereto and incorporated herein by this reference and

  B. Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, telecommunications services from Provider.

                                   AGREEMENT:

              Now, therefore, intending to be legally bound, the parties agree as follows:

1. RATES, TERMS AND CONDITIONS: Provider shall provide telecommunications services to Purchaser at the rates, terms and conditions described in Exhibit A, and to the termination points set forth in Exhibit A. Purchaser acknowledges that the per minute rates set forth on Exhibit A are preferential rates based on prompt payment on or before the Due Date. The services to be provided are limited to those set forth in Exhibit A and require from Purchaser a monthly minimum usage per T-1 and/or E-1 as set forth in said Exhibit. Rates listed in Exhibit A or any subsequent rate sheet are subject to change by Provider with five
         (5) days written notice to Purchaser.

2. PERIOD OF SERVICE: This Agreement shall become effective and the parties' obligations shall commence upon the date set forth in Exhibit A of this Agreement and shall continue (subject to Provider's right to terminate this Agreement sooner) for a period of one year (12 months) from such date (the Initial Term"). This Agreement will be automatically renewed on a month-to month basis after the expiration of the initial term or any subsequent term. If either party desires to cancel this Agreement upon the expiration of the current term or any subsequent term, it shall give the other party written notice of its intent to cancel at least twenty (20) days prior to the expiration of the current term. This Agreement shall continue and remain in full force and effect until canceled by either party upon notice as provided herein.

3. SECURITY: Purchaser shall submit financial documentation for review to Provider's credit department. To ensure the prompt payment of sums due hereunder, Purchaser shall furnish to Provider upon the execution of this Agreement, a prepayment or security deposit in the form of cash, irrevocable and unconditional letter of credit, or such other security in form and amount acceptable to Provider. Upon request by Provider at any time, Purchaser agrees to provide financial statements or other indications of its financial circumstances. In addition, after service commencement, Provider, at its option, may request additional security if: (a) Purchaser's payment history, financial circumstances or credit exposure becomes unacceptable, (b) if Purchaser's account balance, plus unbilled usage exceeds the amount of any security deposit or assurance requirement or (c) in light of Purchaser's actual usage when compared to projected usage levels upon which any prior security or assurance requirement was based. Purchaser shall provide the requested additional security within two (2) days/forty-eight (48) hours: after request by Provider. In the event that Purchaser fails to provide the requested security in accordance with this provision, Provider may suspend service and/or terminate this Agreement without further notice.

4. ADDITIONAL SECURITY PROVISIONS: The dollar value of service available to Purchaser shall be limited to the dollar amount of the prepayment or security deposit available to Provider. The amount of any required prepayment, cash security deposit, or letter of credit is outlined in Exhibit A. Any letter of credit shall be substantially similar in form to Exhibit A to this Agreement and shall be from a financial institution reasonable acceptable to Provider.

5. BILLING INCREMENTS: All traffic shall be billed with an initial 30 second minimum increment, followed by 6 second additional increments (i.e. a minimum call length 30 seconds with all additional usage rounded up to the nearest 6 second increment). The sole exception to this billing arrangement shall be traffic terminating in Mexico which shall be billed in full minute increments (i.e. a minimum call length 60 seconds with additional usage rounded up to the nearest full minute).

6. BILLING PERIOD/PAYMENT SCHEDULE: The billing period shall be seven days long, commencing at 12:00:00 a.m., Eastern Standard Time, on Monday and continuing through 11:59:59 p.m. Eastern Standard Time, the following Sunday. Provider shall send bill to Purchaser for service provided during the preceding billing period (i.e. the prior seven days), via e-mail or facsimile, by close of business each Monday. Payment of the amount shown on the bill is due from Purchaser by 5:00 p.m., Eastern Standard Time, the following Thursday (i.e. three working days later) (the "Due Date"). All payments are to be made by wire transfer per the banking information detailed in Exhibit B. The charges for services that are not paid by the Due Date shall be deemed past due. The uncollectability, fraud or any other problem that may affect Purchaser in the assessment, appraisal, accounting, billing or collecting of debt will never exempt Purchaser from the obligation of full payment to Provider. Any payment received by Provider after the Due Date shall be subject to an interest charge on delinquent amounts from the date such amounts were due at the rate of one and a half percent (1.5%) of the late payment per month (or, if unlawful, the maximum lawful rate allowable under applicable law).

7. TAXES: Purchaser acknowledges and understands that all charges stated in the Exhibits hereto are computed by Provider exclusive of any applicable use, excise, gross receipts, sales and privilege taxes, duties, fees or other taxes or similar liabilities, including but not limited to universal service or pursuant to similar regulatory, federal or state laws, whether charged to or against Purchaser or Provider because of the services furnished to Purchaser pursuant to this Agreement ("Additional Charges"). Purchaser also acknowledges and understands that such Additional Charges will be invoiced by Provider only if Purchaser has not provided Provider with a direct payment permit, sale for resale exemption certificate, sales tax exemption certificate or other applicable exemption certificate and any non-exempt Additional Charges shall be paid by Purchaser, in addition to all other charges provided for herein.

8. BILLING DISPUTES: If Purchaser, in good faith, disputes the amount or appropriateness of a charge included in an invoice, it shall notify Provider in writing and provide supporting documentation establishing such claim. Such documentation supporting disputed charges shall include a detailed analysis showing the difference between the specific invoice amount and Purchaser's specific asserted amount. A summary of the disputed charges will not be accepted. Purchaser shall further provide all information reasonably requested by Provider including, but not limited to, call detail records (CDRs), to resolve the dispute. Such notification shall not relieve Purchaser of the obligation to make all undisputed payments, by the Due Date. Any resolution made by Provider in favor of Purchaser shall be credited to Purchaser's next invoice. Failure to contest a charge within thirty (30) calendar days from receipt of an invoice shall create an irrefutable presumption of the correctness of the charge.

         Upon dispute, the parties agree to use their best efforts to resolve the dispute in good faith within thirty (30) calendar days of Purchaser's receipt of invoice. In the event that the parties are unable to resolve the dispute within this thirty (30) day period, the dispute shall be submitted to arbitration as otherwise provided for in this Agreement.

9. DISPUTE RESOLUTION: In the event of any controversy or claim arising from or related to this Agreement, its performance or interpretation, the parties, in good faith, initially will attempt to resolve the dispute among themselves. Failing such resolution, the dispute will be settled by binding arbitration conducted in accordance with the commercial Arbitration Rules of the American Arbitration Association ("AAA Rules"), as amended by this Agreement and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The location of the arbitration shall be New York, New York. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The arbitrator(s) are not empowered to award damages in excess of compensatory damages and each party irrevocably waives any damages in excess of compensatory damages.

10. RIGHT TO COLLECT AGAINST FUNDS ON DEPOSIT: IF FULL PAYMENT IS NOT RECEIVED BY PROVIDER WHEN DUE, PROVIDER SHALL HAVE THE RIGHT, WITH 48 HOUR NOTICE, TO MAKE PAYMENT OUT OF FUNDS ON DEPOSIT. FOR THE PURPOSES OF THIS AGREEMENT, PAYMENT SHALL NOT BE DEEMED TO BE MADE UNTIL FUNDS HAVE CLEARED INTO PROVIDER'S ACCOUNT.

11.      SERVICE INTERCONNECTIONS:

11.1 INTERCONNECTION OF PURCHASER FACILITIES: In order to receive services via TDM connection from Provider hereunder, Purchaser must establish dedicated DS-1 circuits between Purchaser's designated network and Provider's designated network meet point ("POP") as specified in Exhibit A. Purchaser shall pay any installation charges and continuing charges for circuits used to connect Purchaser to Provider's POP in compliance with network interface procedures.

11.2     CIRCUIT UTILIZATION:

12.      TERMINATION:

12.1 REGULATORY CHANGES: If the FCC, any state or other regulatory agency or court of competent jurisdiction elects to implement or enforce a rule, regulation, law or order which has the effect of cancelling, changing, or superseding any material term or provision of this Agreement or rate charged (collectively "Regulatory Requirement"), then this Agreement shall be deemed modified in such a way as the parties mutually agree is consistent with the form, intent and purpose of this Agreement and as is necessary to comply with such Regulatory Requirement. Should the parties not be able to agree on modifications necessary to comply with a Regulatory Requirement within thirty (30) days after the Regulatory Requirement is implemented or enforced, then upon written notice either party may, to the extent practicable, terminate that portion of this Agreement impacted by the Regulatory Requirement enforcement.

12.2 NON-PAYMENT: If payment has not been received by the Due Date, for all charges (including transmission charges, service charges and monthly fixed charges, if any) billed to Purchaser, then Provider may, at its sole discretion and with five (5) days prior written notice to Purchaser, terminate transmission services and/or this Agreement in part or in whole.

12.3 CORPORATE DISSOLUTION: Either party may terminate this Agreement in the event the other party makes an arrangement or composition with its creditors generally or makes an application to a court of competent jurisdiction for protection from its creditors generally or a bankruptcy order is made against the other party or a resolution is passed by it for its winding up, a court of competent jurisdiction makes an order for its winding-up or dissolution, an administration order is made in relation to it or a receiver is appointed over (or an encumbrance takes possession of or sells) any of its assets.

12.4 BREACH OF AGREEMENT In the event of a breach of any material term or condition of this Agreement by a party (other than failure to pay which is covered under Section 12.2 above or failure to provide additional security which is covered under Section 3 above), the other party may terminate this Agreement upon thirty (30) days written notice, unless the breaching party cures the breach during the thirty (30) day period.

              12.4.1 Upon any material breach by Purchaser after expiration of all applicable notice and cure periods, Provider may at its sole option do any or all of the following:

                    (I)    cease accepting traffic;

                    (ii)   cease  all   electronically  and  manually  generated
                           information and reports;

                    (iii) draw on any letter of credit, security deposit or other assurance of payment and enforce interest provider by Purchaser;

                    (iv)   terminate   this   Agreement  and  services   without
                           liability to Provider;

                    (v) pursue such other legal or equitable remedy or relief as may be appropriate.

12.5 NETWORK PROTECTION: In the event Purchaser's service traffic volumes (or traffic distribution patterns to individual cities and countries) results in a lower than industry standard completion rate, severely abnormal or disproportionate distribution of traffic by city, or other similar abnormality which adversely affects the Provider network (including, but not limited to looping situations where Purchaser's traffic is delivered by Provider to another carrier for termination and ultimately returned to Provider), Provider reserves the right to block and refuse to accept such adverse traffic at any time, with prompt notice as soon as possible thereafter.

13. NO WARRANTIES: PROVIDER SHALL USE REASONABLE EFFORTS TO PROVIDE TELECOMMUNICATION SERVICES TO PURCHASER, HOWEVER, PROVIDER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSMISSION SERVICES PROVIDED HEREUNDER AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTIBILITY, DESCRIPTION OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

13. WAIVER OF LIABILITY: As a material inducement for Provider to provide the services hereunder at the prices stated, Purchaser agrees that Provider shall in no event be liable to Purchaser or Purchaser's own customers for any loss, expense or damage for (i) loss of revenue, profits, savings, business or goodwill,and (ii) exemplary, proximate, consequential, or incidental damages and expenses of any type or nature on account of any breach or default hereunder by Provider or on account of the use or nonuse or the services.

14. INDEMNITY: Purchaser shall indemnify and hold harmless Provider, its stockholders, officers, directors, employees and agents from any and all loss, cost damage, expense or liability, including without limitation, court costs and reasonable attorneys' fees, arising out of, in whole or in part, directly or indirectly, the installation, hook-up, maintenance, service or trouble-shooting of the transmission services described in this Agreement including any interruption of transmission service to Purchaser, its employees, agents and customers, except when caused by the gross negligence by the Provider or the intentional violations of any applicable law or governmental regulation by Provider.

15.      PROVISION OF INFORMATION AND CONFIDENTIALITY:

15.1 Each party undertakes to the other to promptly provide all information and assistance which the other may reasonably require to enable it to perform its obligations under this Agreement.

15.2 Subject to sub-Section 15.3, each party undertakes to the other that it will treat as confidential, and will use its reasonable endeavors to procure that its directors, employees, professional advisers and agents will treat as confidential, the terms and conditions of this Agreement as well as all data, summaries, rates, reports or information of all kinds and all other confidential information whether of a technical or business nature or otherwise relating in any manner to the business or affairs of the other party which it may receive in connection with this Agreement, and will not (and will use its reasonable endeavors to procure that its directors, employees, professional advisers and agents will not) disclose or use such information other than strictly for the purposes of this Agreement except with the written permission of the other party.

15.3 The provisions of sub-Section 15.2 shall not apply to information held by a party which

         15.3.1 is in or comes into the public domain other than by breach of this Agreement;

         15.3.2 is obtained by that party from a third party who has the right to disclose it;

         15.3.3 is or has been independently generated by that party (but not including data generated by that party about calls handed over by the other party); or

         15.3.4 is in the possession of or is known to that party prior to the date of this Agreement, to the extent that party is not bound by any confidentiality obligation in respect of such information to the other party.

15.4 The following disclosures by either party shall not constitute a breach of sub-Section 15.2:

         15.4.1 a disclosure of information necessary to comply with any law or the valid order of a court of competent jurisdiction or the rule, regulation or request of any governmental or other regulatory authority or agency provided that the party disclosing the information shall request confidential treatment of such information by the third party to which it is disclosed;

          15.4.2 a disclosure of information to a party's auditors and/or other professional advisors or as part of its normal reporting or review procedure to its parent company, members or partners as the case may be, provided that the party disclosing the information will endeavor to procure that its auditors, professional advisors, parent company members and partners will also treat such information as confidential;

         15.4.3 a disclosure of information made in order to enforce its rights under this Agreement;

         15.4.4 a disclosure made to a financial institution, lender of funds or financial advisor where such disclosure is required as part of an arrangement for the financing or refinancing of such party;

         provided, however, that before making any disclosure pursuant to this sub-Section 15.4, the recipient party agrees that it will provide the disclosing party with prompt written notice so that the disclosing party has the opportunity to pursue its legal and equitable remedies regarding potential disclosure.

         15.5 On termination of this Agreement for whatever reason, the recipient party shall return to the disclosing party (or, at the discretion of the disclosing party, destroy) all copies of confidential information of the other party which it has in its possession. The provisions of this Section 16 shall survive the termination or expiry of this Agreement for any reason whatsoever.

16. NO AGENCY: Neither party is authorized to act as an agent for, or legal representative of, the other party and neither party shall have the authority to assume or create any obligation on behalf of, in the name of, or binding upon the other party.

17. FORCE MAJEURE: The parties' obligations under this Agreement are subject to and neither party shall be liable for (except for the obligation to pay money by Purchaser): delays, failures to perform, damages, losses or destruction, or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to fire, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosion, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the party's reasonable control. Purchaser shall not represent that Provider is responsible for the type or quality of Purchaser's services to its customers

18. NO WAIVER: The failure of either party to enforce or insist upon compliance with any of the provisions of this Agreement or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment of any other provision of this Agreement.

19. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the parties' hereto and their respective heirs, successors and assigns.

20. NO ASSIGNMENT: Neither party shall voluntarily or by operation of law assign, transfer, license, or otherwise transfer all or any part of its right, duties or other interest in the Agreement of the proceeds thereof (collectively, "Assignment"), without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempt to make an Assignment in violation of this provision shall be null and void. Purchaser and Provider shall provide written notice to the other of any change in ownership or control. Either party's failure to comply with the assignment provisions, as contained in this paragraph, shall give the other, at its sole discretion, the option to either accept the others assignee or terminate this Agreement. No assignment shall release the other of its obligations hereunder.

21. AMENDMENT: This Agreement may not be amended except by an instrument in writing, executed by the parties. The acknowledgment or acceptance hereto shall effect no modification or amendment by either party of any purchaser order, sales acknowledgment or other similar form from the other party.

22. MERGER: This Agreement (including its Exhibits) supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties indemnities and covenants and all inducements to the making of this Agreement relied upon by either party herein, whether written or oral, and embodies the parties' complete and entire agreement with respect to the subject matter hereof. No statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

23. INTERPRETATION: The words and phrases used herein shall have the meaning generally understood in the telecommunications industry. This Agreement shall be construed in accordance with its fair meaning and not for or against either party drafted this Agreement.

24. THIRD PARTY BENEFICIARIES/PARTIES IN INTEREST: This Agreement has been made and is made solely for the benefit of the Provider and Purchaser, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights/remedies under or by reason of this Agreement on any third party.

25. REPRESENTATION OF AUTHORITY: Each party represents and warrants to the other that the execution and delivery of this Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

26. FURTHER ASSURANCES: The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

27. GOVERNING LAW: This Agreement shall be in all respects, governed by and construed and enforced in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

28. COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

29. NOTICES: All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered on the earlier of: (a) the date of actual receipt; (b) three days after the date of mailing, by certified or registered mail, duly addressed and with proper pre-paid postage, with return receipt requested, to the last known place of business of either party; or (c) the day after being sent via a nationally recognized overnight courier service such as Federal Express. Notices will be delivered as follows:

         PROVIDER:      Fusion Telecommunications International, Inc.

                        420 Lexington Avenue, Suite 518
                        New York, New York 10170
                        Attn:  Sales Dept
                        Phone: 212-201-2400
                        Fax:     212-972-7884

         PURCHASER:     TELCO GROUP, INC.
                        30-50 Whitestone Expressway
                         1st Floor
                        Flushing, New York  11354
                        Attn: COTRACT ADMINISTRATION
                        Phone:718-358-5390
                        Fax:    718-358-4625

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first written above.

Fusion Telecommunications Int'l, Inc.        Purchaser: Telco Group

By:  / Joseph M. Troche/                     By:  /s/
    ---------------------------                 --------------------------------

Printed Name:  Joseph M. Troche              Printed Name: _____________________

Title:     VP Wholesale Markets              Title: EVP Network OPS

                                    EXHIBIT A

1. FUSION GATEWAY LOCATION ("POP"): For all TDM services rendered by Provider to Purchaser under this Agreement, the Fusion Gateway Location ("POP") shall be the facilities maintained by Fusion at 75 Broad St., New York,NY. Purchaser is responsible for all connection fees, circuit costs of local loop fees necessary for connection to Provider. If Purchaser does not fulfill the monthly minimum minutes per T-1 (100,000 minutes monthly), a monthly charge of $350.00 per DS-1 will be separately billed to Purchaser by Provider on the first of the month.

3. RATES: The following rates shall apply to the Services rendered by Provider:

Provider rates to follow



                                    EXHIBIT B

WIRING INSTRUCTIONS:

[OMITTED IN ELECTRONIC VERSION]


FOR: FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
420 Lexington Ave, Ste 518 - New York, NY 10170
Chase Manhattan Bank
ABA #: 021000021
Acct #:  777-390515

                                    EXHIBIT C

                     UNITED STATES TAX EXEMPTION CERTIFICATE


THE UNDERSIGNED CLAIMS exemption under Section 4235(f) of the United States Internal Revenue Code from the taxes imposed by Section 4251 and any state of other codes that may apply to the taxation of communication services.

THE UNDERSIGNED AGREES to notify Fusion Telecommunications International, Inc. in writing when the basis for tax exemption indicated above changes or ceases to exist.

THE UNDERSIGNED UNDERSTANDS that the fraudulent use of this certificate will subject all guilty parties to criminal penalties resulting in fines or imprisonment.


Billing Name of Account:                   Teleco Group, Inc.



Signature of Authorized Representative:       /Douglas B. Barley/
                                         -----------------------------
Printed Name:                              Douglas B. Barley
Title:                                     CFO

                          COLOCATION LICENSE AGREEMENT


This Colocation License Agreement ("Agreement") is made and entered into as of this 28 day of Jan., 2002 between, Fusion Telecommunications International, Inc., a Delaware corporation with its principal office located at 420 Lexington Avenue, Suite 518, New York, NY 10170 ("Fusion") and Telco Group Inc., a Delaware corporation with its principal office located at 30-50 Whitestone Expressway, Suite 101, Flushing, NY 11354 ("Telco Group" or "Licensee").


A. Fusion is engaged in the business of providing customers with networking and telecommunications services through its telecommunications facilities, including the facility located at 75 Broad Street, 19th Floor, New York, NY (the "Facility").

B. Fusion has the right to permit other telecommunications companies to collocate with it at the Facility, as long as other collocations do not infringe upon the space occupied by Licensee.

C. Telco Group desires to enter into an agreement with Fusion for the use of the Facility for the purpose of installing equipment and operating its network, and Fusion desires to grant to Licensee the right to use the Facility upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the following mutual exchange of promises and covenants, the parties agree as follows:

1.  GRANT OF LICENSE:

     (a) Subject to the terms and conditions contained herein, Fusion hereby grants to Telco Group an exclusive license to install, operate, and maintain certain communications equipment of Licensee in the Facility. Licensee shall have use of the equipment space described in Exhibit A ("Equipment Space"). Telco Group shall also be afforded the use of other ancillary services of the Facility, including, but not limited to, battery backup or uninterruptible power supply, electricity and air conditioning.

    (b) Fusion hereby reserves all rights not specifically granted to Licensee, including, without limitation, the right to: (1) access to and use of the Facility for its own use and for the use of its agents and licensees; (2) grant additional licenses to other uses; and (3) exercise or grant other rights not inconsistent with the rights granted hereunder.

    (c) This License is expressly made subject and subordinate to the terms and conditions of any underlying ground or facilities lease or other superior right by which Fusion has acquired its interest in the Facility. Licensee agrees to comply with any terms and conditions of such superior right. If the consent of the holder of such superior right is required in order for the parties to enter into the License, then this License shall not become effective until such consent is obtained. If any action or consent is required of Licensee under the terms of such superior right, Fusion agrees to provide to Licensee, within (30) days following receipt of Licensee's written request, copies of any documents evidencing any such superior rights.

2.  TERM:

(a) Telco Group's license to occupy the space described in Exhibit A shall begin on February 7, 2002, or the date of the completion of the infrastructure build out of the space ("Commencement Date"). The "Minimum Term" of the Customer's license to occupy the Equipment Space shall be two (2) years from the commencement date.

(b) If Fusion fails for any reason to tender possession of the Equipment Space to Telco Group Inc. within ninety (90) days of the date of this Agreement, Licensee may, upon written notice to Fusion, declare this Agreement null and void. If Licensee declares this Agreement null and void, it shall not be obligated to pay any fees hereunder and Fusion shall refund all fees and charges paid in advance by licensee.

(c) Provided that Licensee is not in default of this Agreement with Fusion, Licensee shall have the option, upon thirty (30)

                          COLOCATION LICENSE AGREEMENT


days prior written notice to Fusion, to renew its license to occupy the Equipment Space for an additional period of one (1) year ("Renewal Period") on the terms and conditions which are set forth in this Agreement. The Minimum Term and any and all Renewal Periods may be collectively referred to as the "Term."

 (d) Any option Granted to Licensee to renew its license to occupy the Equipment Space shall be contingent upon the election by Fusion to continue to own or lease the Premises in which the Equipment Space is located for the duration of the Renewal Period(s), with such election to be exercised at the sole discretion of Fusion.

3.  LICENSE FEES AND OTHER CHARGES:

(a) As a license fee for use of the Equipment Space and the Facility during the term of the License, Licensee shall pay to Fusion a monthly recurring charge of $8,150.00 (Eight Thousand One Hundred Fifty dollars) for year 1 and $8,254.17 (Eight Thousand Two Hundred Fifty-four dollars and Seventeen cents) for year 2. The monthly recurring charge shall be due and payable in advance on the first day of each calendar month during the term, commencing with the installation of the equipment in the Equipment Space, or the Commencement Date, whichever occurs earlier. If the term commences or ends on a day other than the first day of the calendar month, then the monthly recurring charge for the month in which the term commences or ends shall be prorated (and paid at the beginning of the month) in proportion that the number of days this License is in effect during such month bears to the total number of days in the month. If the monthly recurring charge is not paid when due, the amount due and payable shall be subject to a late payment charge equal to two percent (2%) of such amount.

(b) In addition, Licensee shall pay to Fusion, within ten (10) days of receipt of an invoice from Fusion, all pre-approved costs incurred by Fusion in making modifications or improvements to the Facility or the Equipment Space for Licensee, or for fire suppression, energy sources or other utilities, and the costs of any work or service performed for, or facilities furnished to, Licensee to a greater extent or in a manner more favorable to Licensee than that performed for or furnished to others within the Facility. A preliminary estimate of these types of costs which Fusion will initially incur, and for which Licensee shall reimburse Fusion within thirty (30) days of receipt of an invoice from Fusion, is set forth on the attached Exhibit B. If any such costs are not paid when due, the amount due and payable shall be subject to a later payment charge equal to two percent (2%) of such amount.

4. USE OF THE FACILITY: Licensee shall use the Facility and the Equipment Space solely for the purpose of installing, maintaining and utilizing the communications equipment and other personal property of Licensee installed in the Facility pursuant to the terms of this License for interconnection with the facilities of Fusion and the local exchange carriers and competitive access providers that are present in the facility, or brought into the Facility by licensee, and for no other purpose. Licensee shall not use the Facility of the Equipment Space except in accordance with the terms of this License.

In its use of the Facility and the Equipment Space, Licensee shall not interfere with, or connect its equipment to that of, any customer of Fusion or any other tenant or licensee within the Facility.

Except as otherwise provided herein, Licensee's equipment shall remain the sole property of Licensee, and Fusion's equipment shall remain the sole property of Fusion. Licensee expressly disclaims any right, title, or interest in or to any of Fusion's equipment or property of that of any of Fusion's affiliates, customers, agents or licensees, whether located in the Facility, the Equipment Space, or elsewhere.

5. ACCESS TO FACILITY; INSTALLATION AND MAINTENANCE OF EQUIPMENT: Licensee shall have unrestricted access to the Equipment Space for 24 hours a day, 7 days a week.

6. ACCEPTANCE OF FACILITY AND THE EQUIPMENT SPACE: The installation of equipment by Licensee shall be conclusive evidence that Licensee accepts the Facility and the Equipment Space "as is, " and that the Facility and the Equipment Space are suitable for the use intended by Licensee and were in satisfactory condition at the time the equipment was installed.

7. MAINTENANCE OF PERMISES: Licensee, at its own cost and expense, shall protect, maintain and keep in good order the Equipment Space and any equipment in the Equipment Space, and shall ensure that neither Licensee nor its employees, agents, contractors or invitees damage any part of the Facility, the Equipment Space, and/or any equipment located in or about the Facility. Licensee shall not maintain or permit any nuisances or violations of governmental laws,

                          COLOCATION LICENSE AGREEMENT


rules, regulations, or ordinances with respect to the Facility. Licensee shall ensure that its employees, agents, contractors, or invitees shall not permit any explosive, flammable, or combustible material or any hazardous or toxic materials, as defined under applicable state, federal or local laws, rules, regulations, or ordinances to be located in or about the Facility, except in compliance with all applicable laws, rules, regulations, and ordinances.

8. ALTERATIONS: Without the prior approval of Fusion, Licensee shall not commence any addition or alteration to the Facility, the Equipment Space, that would in any way result in an increased cost to Fusion, or that might affect the use of the Facility or other equipment by Fusion or any other licensee. Whenever Fusion's approval of work is required, Licensee shall deliver a written request for consent to Fusion, specifying the names and addresses of the desired contractors or subcontractors, along with a description of the services to be performed, and the desired dates and times of service. If Fusion does not respond to Licensee's written notice requesting approval within ten (10) business days, approval is deemed to have been given. In addition, if approval of any contractor or subcontractor is required by the terms of an agreement with a lessor or other party holding a superior interest in the Facility. Fusion shall also submit the written request to such other party for approval, and Licensee's use of contractors shall be subject to the landlord's approval as set forth in the underlying lease.

Licensee shall pay or cause to be paid all costs and charges (a) for work done by Licensee or caused to be done by Licensee in or about the Facility; (b) for all materials furnished for or in connection with such work; and (c) for alterations or additions to the Facility or equipment that require Fusion to incur costs. Licensee shall indemnify Fusion against and hold Fusion and the Facility free and clear of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, demands, costs and expenses of any kind on account of such work done by or on behalf of Licensee. If any such lien is filed at any time against the Facility, or any part thereof, Licensee shall cause such lien to be discharged of record within ten (10) days after the filing thereof, except that if Licensee desires to contest such lien, it will furnish Fusion, within such ten-day period, security reasonably satisfactory to Fusion of at least 100% of the amount of the claim, plus estimated costs and interest. If a final judgment establishing the validity or existence of a lien for any amount is entered, Licensee shall pay and satisfy the same without delay. If Licensee fails to pay any charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Licensee to Fusion. Nothing contained in this License shall be deemed to constitute a consent or agreement of Fusion to subject the Facility to liability under any mechanics' or other lien law. If Licensee receives notice that a lien has been or is about to be filed against the Facility, or any action affecting title to the Facility has been commenced on account of work done by or on behalf of, or materials furnished to or for Licensee, Licensee will immediately give Fusion written notice of such notice. At least fifteen (15) days before commencement of any work (including but not limited to any maintenance, repaired, alterations, additions, improvements or installations) in or to the Facility or the Equipment Space by or for Licensee, Licensee will give Fusion notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Fusion shall have the right to post notices of nonresponsibility or similar notices at the Facility in order to protect the Facility against any such liens.

9. COMPLIANCE WITH LAWS: Licensee shall, at Licensee's sole cost and expense, comply with all federal, state and local laws, rules, regulations, ordinances and requirements, whether now in force or hereinafter enacted, relating to Licensee's use of the Facility and the Equipment Space. Licensee will obtain all required permits and licenses pertaining to the installation, operation, maintenance and repair of its equipment in the Facility and the Equipment Space.

10. WAIVER OF LIABILITY: INDEMNIFICATION:

(a) FUSION SHALL NOT BE LIABLE TO LICENSEE, AND LICENSEE HEREBY RELEASES AND WAIVES ALL CLAIMS AGAINST FUSION, FOR ANY INJURY OR DAMAGE ARISING FROM INTERRUPTIONS OF SERVICE OR POWER, EVEN IF CAUSED BY THE NEGLIENCE OF FUSION OR ITS EMPLOYEES, AGENS OR CONTRACTORS. NEITHER PARY SHALL BE LIABLE TO THE OTHER PARY FOR NAY INDIRECT, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, LOSS OF PROFITS OR CONSEQUENTIAL DAMAGES.

LICENSEE EXPRESSLY ACKNOWLEDGES THAT FUSION INTENDS TO ALLOW OTHER LICENSEES TO INSTALL EQUIPMENT IN THE FACILITY. LICENSEE EXPRESSLY AGREES THAT FUSION SHALL HAVE NO LIABILITY FOR NAY DAMAGES, COSTS, OR LOSSES INCURRED BY LICENSEE CAUSED BY SUCH OTHER LICENSEES' ACTS, EQUIPMENT, OR FAILURE TO ACT.

                          COLOCATION LICENSE AGREEMENT


FUSION SPECIFICALLY DISCLAIMS ALL EZPRESS AND IMPLIED WARRANTIES RELATING TO THE FACILITY, THE EQUIPMENT SPACE, AND ANY MAINTENANCE SERVICES, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

(b) Licensee agrees to indemnify and hold harmless and defend Fusion, its employees, officers, directors, contractors, and agents from and against any and all demands, claims, causes of action, fines, penalties, damages, losses, liabilities, judgements, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

         (1) The use or occupancy of the Facility and/or Equipment Space by Licensee or any person claiming under Licensee;

                  (2) Any activity, work or thing done or permitted by Licensee in or about the Facility and/or Equipment Space;

                  (3) Any act, omission, negligence, or willful misconduct of Licensee or any person claiming under Licensee, or the employees, agents, contractors, invitees, or visitors of Licensee;

                  (4) Any breach, violation, or nonperformance by Licensee or any person claiming under Licensee, or the employees, agents, contractors, invitees, or visitors of Licensee of any term, covenant, or provision of tis License, or any law, statute, ordinance or governmental requirement of any kind;

                  (5) Any injury or damage to the person, property, or business of Licensee, its employees, agents, contractors, invitees, visitors, or any other person entering the Facility and/or the Equipment Space under the express or implied invitation of Licensee.

If any action or proceeding is brought against Fusion, its employees, officers, directors, contractors or agents by reason of any such claim, Licensee shall, on notice from Fusion, defend the claim at Licensee's sole cost and expense with counsel reasonably satisfactory to Fusion. The obligations of this section shall survive the expiration or other termination of this License.

         12. ASSIGNMENT AND SUBLICENSING: This License may be freely assigned by Fusion. Licensee shall not sell, assign, pledge, encumber or otherwise transfer by operation of law or otherwise all or any part of Licensee's rights or obligations under this License, nor permit any other person to occupy or use the Facility or the Equipment Space or any portion thereof, without first obtaining Fusion's prior written consent, which consent may not be unreasonably withheld. Licensee shall notify Fusion sixty (60) days prior to the effective date of any proposed assignment, advising Fusion of its intention to assign this License.

         13. SERVICES PROVIDED BY FUSION: Fusion shall make available the following services for Licensee's use of the Equipment Space:

                  (a) HVAC sufficient to maintain an ambient temperature of 50 to 86 degrees F and relative noncondensing humidity.

                  (b) Fire suppressions system, either sprinkler system or other system that conforms with local, state, and federal laws and regulations.

                  (c)  Grounding.

Licensee shall pay to Fusion the costs of labor and materials and other costs incurred by Fusion to make the services available to Licensee hereunder.

FUSION SHALL HAVE NO DUTY TO MONITOR, MAINTAIN, OR CARE FOR THE EQUIPMENT INSTALLED BY OR FOR LICENSEE.

         14. TERMINATION IN THE EVENT OF CASUALTY OR CONDEMNATION: In the event of any damage, destruction, or condemnation of the Facility that renders the Facility or the Equipment Space unusable or inoperable, Fusion shall have the right to terminate this License and all of its duties and obligations hereunder by giving written notice to Licensee within ninty (90) days after such damage, destruction or condemnation.

                          COLOCATION LICENSE AGREEMENT


         15.  EVENTS OF DEFAULT

                  (a) The occurrence of any one or more of the following events shall constitute a default and breach of this License by Licensee ("Event of Default"):

                           (1) Licensee's failure to pay when due any recurring monthly license or service fees, any initial installation charges, or any other amount, if any such failure continues for five (5) days after notice of nonpayment has been givento Licensee.

                           (2) Licensee's failure to perform or observe any other term, covenant or condition of this License, if the failure continues for thirty
                                (30)  days  after   notice  has  been  given  to
                                Licensee.

                           (3) Licensee's abandonment of the Facility and/or the Equipment Space.

         16. SURRENDER OF THE PREMISES: Within fifteen (30) days of expiration or earlier termination of this License, Licensee shall remove its equipment from the Facility at Licensee's sole cost and expense. Licensee shall surrender the Equipment Space in good condition, reasonable wear and tear excepted. If Licensee fails to remove its equipment and other personal property from the Facility within fifteen (30) days after the date of expiration or other termination, Fusion may remove and store such items at Licensee's sole cost and expense.

         17. FORCE MAJEURE: Should the performance of any act required by this License, other than the payment of money, be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability of Fusion to secure materials necessary to provide the services, restrictive governmental laws or regulations, or any other cause beyond the control of the party required to perform the act, the time for performance of the act during the period of delay will be excused.

         18. GOVERNING LAW: This License shall be governed by and construed in accordance with the laws of the State of New York .

         19. INTERPRETATION: Fusion and Licensee hereby expressly agree that this License constitutes a mere license and not an interest in the Facility or the Equipment Space.

         20. WAIVER: No waiver by Fusion of any default or breach of Licensee's performance of any term, condition, or covenant of this License shall be deemed to be a waiver of any subsequent default or breach by Licensee of the same or any other term, condition, or covenant contained in this License.

         21. NOTICES: All notices required to be given by either party hereunder shall be in writing and delivered by hand, courier, overnight delivery service or registered or certified mail, return receipt requested. Any notice or other communication under this License shall be deemed given when received or refused and shall be directed to the following addresses:

         (a) If to Fusion:     Fusion Telecommunications International, Inc.
                               Attention: General Counsel
                               420 Lexington Avenue
                               Suite 518
                               New York, New York 10170
                               Telefax: 1-212-972-7884

         (b) if to Licensee:   Teleco Group Inc.
                               30-50 Whitestone Expressway, Suite 101
                               Flushing, NY 11358
                               Telefax: 1-718-358-4625
                               Attn: Sam Tawfik, CEO and Chairman

                          COLOCATION LICENSE AGREEMENT


         Either party may change its address for purposes of this section by notice similarly given.

         22. TERMS AND HEADINGS: The section titles of this License shall have no effect upon the construction or interpretation of any part hereof.

         23. SUCCESSORS: This License shall inure to the benefit of and be binding on the parties, and their heirs, successors. Assigns, and legal representatives, but nothing contained in this section shall be construed to permit an assignment or other transfer except as specifically provided herein.

         24. SEVERABILITY: Any provision of this License which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and the remaining provisions hereof shall remain in full force and effect to the greatest extent permitted by law.

         25. RULES AND REGULATIONS: Licensee and its employees, agents, contractors, and invitees shall abide by and observe all reasonable rates and regulations as may be promulgated by Fusion or Fusion's lessor for the maintenance and use of the

         26. Facility. Notice of the rules and regulations will be posted or provided to Licensee. Fusion may periodically amend or supplement the rules and regulations at its sole discretion.

         27. AMENDMENT AND MODIFICATION: This License may be amended, changed or modified only by an instrument in writing signed by duly authorized representatives of the parties hereto. Licensee expressly agrees to execute any amendment to this License which may be required by a holder of a superior interest in the
              Facility, which does not materially and adversely affect Licensee's rights under this License, within fifteen (30) days of a written request by Fusion or Fusion may terminate this License on notice to Licensee.

         28. ATTORNEYS' FEES: If either party commences an action against the other party arising out of or concerning this License, the prevailing party in such litigation shall be entitled to reasonable attorneys fees and costs in addition to such other relief as may be awarded.

         29. USE OF NAME: Licensee shall submit to Fusion all news releases, advertising and other publicity material related to this License wherein Fusion's name is mentioned or language is used from which a connection to Fusion's name therein may, in Fusion's judgment, be inferred or implied. Licensee shall neither publish nor use such material nor use Fusion's name, without the prior written consent of Fusion.

         30.  COUNTERPARTS:   This   License   may  be   executed   in   several
              counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

         31. ENTIRE AGREEMENT: This License contains all of the agreements of the parties concerning the Facility and the Equipment Space, and there are no verbal or other agreements, which modify or affect this License. This License supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Facility and the Equipment Space.

         IN WITNESS WHEREOF, the parties have executed this License as of the date first above written.

         FUSION TELECOMMUNICATIONS
         INTERNATIONAL, INC.                      LICENSEE:  TELCO GROUP INC.

         By:  ___/ Matthew Rosen /______          By: ___/ Sam Tewfik /_______


         Print Name:  Matthew Rosen               Print Name:  Sam Tewfik_______


         Title: COO                               Title: CHIEF EXECUTIVE OFFICER

                          COLOCATION LICENSE AGREEMENT




                                    EXHIBIT A


             FACILITY LOCATION, AND MONTHLY RECURRING SERVICES FEES

1.   Serving Switch Location: 75 Broad Street 19th Floor New York, NY

2. Equipment Space: 1,000 Square Feet (RSF), including enclosed office space. Equipment space is bounded by columns A1, A2, B1, and B2. (see attached drawing)

3.   Initial Term: Two (2) years

4.   Monthly Recurring License and Service Fees: Year 1 Year 2
                    Equipment and Office Space       3,250.00          3,354.17
                    DC/Power 200 AMP                 4,000.00          4,000.00
                    Electricity                        900.00            900.00

                    Monthly Recurring Charge        $8,150.00         $8,254.17